                             SECURITIES OPTION AGREEMENT


     This Securities Option Agreement is entered into as of November 17, 1998 (this "Agreement"), by and among Levine Leichtman Capital Partners II, L.P., a California limited partnership ("LLCP"), Stanwich Financial Services Corp., a Rhode Island corporation ("SFSC"), and Consumer Portfolio Services, Inc., a California corporation ("CPS").

                                       RECITALS

     A. On the terms and subject to the conditions set forth in that certain Securities Purchase Agreement of even date herewith (the "Purchase Agreement") between LLCP and CPS, on the date hereof, CPS is issuing, selling and delivering to LLCP, and LLCP is purchasing from CPS, a Senior Subordinated Primary Note in the aggregate principal amount of $25,000,000 (the "LLCP Senior Subordinated Note") and a Primary Warrant to Purchase 3,450,000 Shares of Common Stock (the "Primary Warrant"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

     B. LLCP may purchase a New Senior Facility Note (the "LLCP Senior Note") in connection with the establishment of the New Senior Credit Facility by the Company and the payment of the outstanding principal amount of and all accrued interest on the LLCP Senior Subordinated Note.

     C. SFSC wishes to acquire from LLCP, and LLCP is willing to grant to SFSC, on the terms and subject to the conditions set forth herein, an option to purchase from LLCP (i) a participation interest in (A) the LLCP Senior Subordinated Note, to the extent the LLCP Senior Subordinated Note is outstanding or (B) the LLCP Senior Note, to the extent LLCP acquires a New Senior Facility Note equal, in either case to $2,500,000 of the principal amount of the LLCP Senior Subordinated Note or the LLCP Senior Note, as the case may be, together with the right to receive all accrued and unpaid interest on such principal amount on the date of purchase and all interest on such principal amount that accrues on or after the date of purchase (such participation interest being referred to as the "SFSC Note Participation") and (ii) a portion of the Primary Warrant (the "SFSC Warrant") representing the right to purchase 250,000 of the 3,450,000 Warrant Shares purchasable under the Primary Warrant (such number of Warrant Shares which may be purchased by SFSC being referred to herein as the "SFSC Warrant Shares").

     D. In addition, CPS wishes to acknowledge and consent to the issuance by LLCP to SFSC of such option and to provide for the purchase of the SFSC Note Participation and the SFSC Warrant pursuant to the terms and conditions set forth in this Agreement.

                                      AGREEMENT

     Now, therefore, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   OPTION.

     1.1 GRANT OF OPTION. On the terms and subject to the conditions set forth in this Agreement, LLCP hereby grants to SFSC the right and option (the "Option") to purchase from LLCP, in whole and not in part, the SFSC Note Participation and the SFSC Warrant (collectively, the "SFSC Securities"), without recourse to, or representation or warranty by LLCP, whether express or implied, other than as to the organization and authority of LLCP, title to the LLCP Note and the Primary Warrant (which shall be good and marketable title, free and clear of all Liens) and the absence of conflict with material agreements of LLCP. The exercise price (the "Exercise Price") for the SFSC Securities shall be equal to the sum of (a) $2,500,000, PLUS (b) all accrued and unpaid interest on the SFSC Note Participation through the date of purchase.
The Option granted under this SECTION 1.1 is not transferable to any Person and may be exercised only by SFSC; PROVIDED, HOWEVER, that the Option may be transferred to, and exercised by, Charles E. Bradley, Sr. or a member of the Immediate Family of Charles E. Bradley Sr., or Charles E. Bradley, Jr., or a member of the Immediate Family of Charles E. Bradley, Jr., and to no other Person.

     1.2 CONDITIONS TO EXERCISE. The obligation of LLCP to sell and assign to SFSC the SFSC Securities pursuant to the Option shall be subject to the following conditions precedent:

          (a) No later than May 31, 1999, the shareholders of CPS shall have approved the issuance by CPS of the Excess Warrant Shares (as defined in SECTION
2.5 of the Primary Warrant);

          (b) Stanwich shall have made an investment in the Company of at least $15,000,000 (whether through the purchase of debt or equity securities) generating net cash proceeds (after the payment of all fees and expenses) to the Company of at least $14,400,000 on terms and conditions approved by a majority of the disinterested members of the Board of Directors of CPS (and, if such investment is made through the purchase of debt securities, the indebtedness evidenced thereby shall be expressly made subordinate (A) to the LLCP Senior Subordinated Note, if the LLCP Senior Subordinated Note is then outstanding, to the same extent as Stanwich Indebtedness other than Stanwich Senior Subordinated Debt is subordinated to the LLCP Senior Subordinated Note as of the date hereof or (B) to the LLCP Senior Note, if the LLCP Senior Note is then outstanding, to the same extent as Senior Subordinated Indebtedness is subordinated to Senior Indebtedness as of the date hereof), which investment shall have been made either (i) within the one hundred twenty (120) day period immediately following the date hereof or (ii) within the two hundred seventy (270) day period immediately following the date hereof if, within the one hundred twenty (120) day period immediately following the date hereof, a third party makes an investment in the Company of at least $15,000,000 (whether through the purchase of debt or equity securities) generating net cash proceeds

(after the payment of all fees and expenses) to the Company of at least $14,400,000 on terms and conditions approved by a majority of the disinterested members of the Board of Directors of CPS (and if such investment is in the form of Senior Indebtedness or Senior Subordinated Indebtedness, such terms and conditions shall also be approved by LLCP, which approval shall not be unreasonably withheld); and

          (c)  The New Senior Facility Establishment Date shall have occurred.

     1.3 EXERCISE PERIOD. The Option shall be exercisable only after SFSC has satisfied the conditions precedent set forth in SECTION 1.2 and only during the period (the "Exercise Period") commencing on the later to occur of (a) the date upon which SFSC satisfies the conditions precedent set forth in SECTION 1.2 in accordance with the terms thereof and (b) May 17, 1999, and ending on the earlier of (y) the date that is six (6) months after the date upon which the Exercise Period commences and (z) June 30, 2000 (the "Expiration Date").

     1.4 NO REPRESENTATIONS OR WARRANTIES. LLCP shall not be responsible for, and makes no representation or warranty as to, any representation or warranty made by CPS in connection with the Purchase Agreement or any other Related Agreement, and shall not be responsible for, and makes no representation or warranty as to, the correctness as to form, due execution, legality, validity, enforceability, genuineness or sufficiency of the Purchase Agreement or the LLCP Senior Subordinated Note or the LLCP Senior Note or the collectability of the Indebtedness evidenced thereby or other amounts owing thereunder, or for any failure by CPS to perform its obligations thereunder.

2.   EXERCISE.

     2.1  METHOD OF EXERCISE.

          (a) SFSC may exercise the Option granted hereunder by (a) delivering to LLCP a written Exercise Notice, in substantially the form of EXHIBIT A (the "Exercise Notice"), with a copy simultaneously delivered by SFSC to CPS, and (b) paying to LLCP an amount equal to the Exercise Price no later than 12:00 p.m.
(noon) (Los Angeles time) on the date of exercise by wire transfer of immediately available funds to Bank of America, Century City, Private Banking, 2049 Century Park East, Los Angeles, California 90067; ABA No. 121000358; Account No. 11546-03239; Attention: Cheryl Stewart (or such other place of payment that LLCP may designate in writing to SFSC).

          (b) Upon the exercise by SFSC of the Option in accordance with the terms and conditions of this Agreement, LLCP will be deemed to have sold and conveyed the SFSC Securities to SFSC and, in connection therewith, will promptly deliver to CPS the LLCP Senior Subordinated Note or the LLCP Senior Note, as the case may be, and the LLCP Warrant. Within three (3) Business Days following its receipt thereof, CPS shall deliver to SFSC a promissory note of like tenor to the LLCP Senior Subordinated Note or the LLCP Senior Note, as the case may be, representing the SFSC Note Participation and a warrant representing the SFSC Warrant, and (b) deliver to LLCP a replacement note in the principal amount of $22,500,000 and a replacement warrant to purchase 3,200,000 shares of Common Stock.

     2.2 INVESTOR STATUS. SFSC represents and warrants to LLCP and CPS on the date hereof, and shall represent and warrant at the time it exercises the Option pursuant to the terms hereof, that (a) SFSC is acquiring the SFSC Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof, (b) SFSC understands that the SFSC Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of SFSC's investment intent as expressed herein, (c) SFSC is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act), (d) by reason of its business and financial experience, SFSC has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the SFSC Securities and has the capacity to protect its own interests and is able to bear the economic risk of such investment, (e) SFSC has had an opportunity to review the books and records of CPS and to ask questions of representatives of LLCP and CPS concerning the terms and conditions of the transactions contemplated by this Agreement and (f) the Option will be exercised in compliance with all applicable federal and state securities laws.

     2.3 FURTHER ASSURANCES. SFSC hereby agrees to execute and deliver such agreements, instruments and other documents, in form and substance satisfactory to LLCP, and to take such actions as may be requested by LLCP, to implement and effect the intent and purpose of this Agreement.

3.   MISCELLANEOUS

     3.1 MODIFICATION AND WAIVER. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

     3.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a)  If to LLCP, at:     c/o Levine Leichtman Capital Partners, Inc.
                              335 North Maple Drive, Suite 240
                              Beverly Hills, CA 90210
                              Attention:     Arthur E. Levine, President


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

                              Telephone:     (310) 275-5335
                              Facsimile:     (310) 275-1441

     (b)  If to SFSC, at:     Stanwich Financial Services Corp.
                              c/o Stanwich Partners, Inc.
                              One Stamford Landing
                              62 Southfield Avenue
                              Stamford, CT  06902
                              Attention:     President
                              Telephone:     (203) 325-0551
                              Facsimile:     (203) 967-3923

     (c)  If to CPS, at:      Consumer Portfolio Services, Inc.
                              16355 Laguna Canyon Road
                              Irvine, CA 92618
                              Attention:     Charles E. Bradley, Jr., President
                              Telephone:     (949) 753-6800
                              Facsimile:     (949) 450-3951

or at such other address or addresses as LLCP, SFSC or CPS, as the case may be, may specify by written notice given in accordance with this SECTION 3.2.

     3.3 NO SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties; PROVIDED, HOWEVER, that with respect to CPS, any Person succeeding to CPS by way of merger, consolidation, combination or acquisition of all or substantially all of CPS's assets shall assume all of the obligations of CPS hereunder, which obligations shall survive such merger, consolidation, combination or acquisition. Except as provided in SECTION 1.1, SFSC may not assign its rights or delegate its obligations hereunder without the prior written consent of LLCP.

     3.4 DESCRIPTIVE HEADINGS. The descriptive headings of the paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     3.5 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate upon the earlier of (a) the date upon which the Option shall have been exercised pursuant to the terms hereof and CPS shall have fulfilled its obligations under SECTION 2.1(b) and (b) the Expiration Date; PROVIDED, HOWEVER, that the representations and warranties of SFSC shall survive the termination of this Agreement.

     3.6 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in California, without regard to choice of law or conflicts of law principles.

     3.7 ENTIRE AGREEMENT. This Agreement constitutes the full and entire agreement and understanding among the parties and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings related to the subject matter hereof.

     3.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     3.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     3.10 REMEDIES. If any party fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Agreement, any other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions. The party that fails to perform shall pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by such other party, and all fees, costs and expenses of appeals, incurred or expended by such other party in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

     3.11 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL

TO, THIS AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and issued by its duly authorized representatives on the date first above written.

                         LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

                              On behalf of LEVINE LEICHTMAN CAPITAL
                              PARTNERS II, L.P.,
                              a California limited partnership


                              By:  /s/ LAUREN B. LEICHTMAN
                                   ----------------------------------------
                                   Lauren B. Leichtman
                                   Chief Executive Officer



                         STANWICH FINANCIAL SERVICES CORP.,
                         a Rhode Island corporation


                         By:  /s/ CHARLES E. BRADLEY, SR.
                              ----------------------------------------------
                         Name: Charles E. Bradley, Sr.
                         Title:President


                         CONSUMER PORTFOLIO SERVICES, INC.,
                         a California corporation


                         By:  /s/ CHARLES E. BRADLEY, JR.
                              ----------------------------------------------
                              Charles E. Bradley, Jr.,
                              President and Chief Executive Officer


                         By:  /s/ JEFFREY P. FRITZ
                              -----------------------------------------------
                              Jeffrey P. Fritz
                              Senior Vice President and
                              Chief Financial Officer

                                      EXHIBIT A

                               FORM OF EXERCISE NOTICE

                   (To be signed only upon exercise of the Option)

     The undersigned hereby irrevocably elects to exercise the Option to purchase the SFSC Note Participation and the SFSC Warrant.

     The undersigned represents that it is acquiring the SFSC Note Participation and the SFSC Warrant for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.


Dated:                   STANWICH FINANCIAL SERVICES CORP.
       --------------


                         By:

                              -----------------------------------------

                                  [TO BE NOTARIZED]